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                                                                   Exhibit 23(b)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
Creative Learning Products, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-13347) of our report dated September 10, 1996, relating to the consolidated financial statements of Creative Learning Products, Inc. and Subsidiaries, appearing in the Company's Annual Report on Form 10-KSB for the year ended May 31, 1996. We also consent to the reference to us under the caption "Experts" and "Interests of Named Experts and Counsel."

/s/ BDO Seidman, LLP

New York, New York
December 30, 1996


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